                                                                               .
                                                                               .
                                                                               .
                                                                      Exhibit 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 ($'s in 000's)

                                                          YEARS ENDED DECEMBER 31
                                           ----------------------------------------------------
                                             2005       2004       2003       2002       2001
                                           --------   --------   --------   --------   --------
FIXED CHARGES:
   Interest charges                        $ 13,737   $ 14,184   $ 13,511   $ 15,774   $ 20,374
   Net amortization of debt discount and
      premium and issuance expense              686        580        580        580        364
   Interest portion of rental charges           574        552        559        484        455
                                           --------   --------   --------   --------   --------
TOTAL FIXED CHARGES                        $ 14,997   $ 15,316   $ 14,650   $ 16,838   $ 21,193
                                           ========   ========   ========   ========   ========

EARNINGS:
   Pre-tax earnings                        $168,928   $133,877   $ 96,670   $ 83,895   $ 53,431
   Interest charges                          13,737     14,184     13,511     15,774     20,374
   Net amortization of debt discount and
      premium and issuance expense              686        580        580        580        364
   Interest portion of rental charges           574        552        559        484        455
                                           --------   --------   --------   --------   --------
TOTAL EARNINGS                             $183,925   $149,193   $111,320   $100,733   $ 74,624
                                           ========   ========   ========   ========   ========

RATIO OF EARNINGS TO FIXED CHARGES             12.3        9.7        7.6        6.0        3.5